UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2008

Merrimac Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11201	22-1642321
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Fairfield Place, West Caldwell, New Jersey		07006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 575-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 29, 2008, Merrimac Industries, Inc. (the “Company”) entered into a Credit and Security Agreement (the “WF Loan Agreement”) with Wells Fargo Bank, acting through its Wells Fargo Business Credit operating division. The WF Loan Agreement provides for (a) a $5,000,000 three-year revolving line of credit facility (the “Revolving Credit Facility”), under which the Company may borrow up to $5,000,000 from time to time based on a borrowing formula applied to the Company’s eligible receivables, inventory and certain other assets, (b) a three-year $500,000 equipment term loan (the “Equipment Term Loan”) and (c) a $2,500,000 three-year real estate term loan (the “Real Estate Term Loan,” collectively with the Revolving Credit Facility and the Equipment Term Loan, the “WF Loan”) as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

Item 1.02    Termination of a Material Definitive Agreement.

A Revolving Credit, Term Loan and Security Agreement (“NFB Agreement”), dated October 18, 2006, by and between the Company and North Fork Bank was terminated on September 30, 2008, which represented a two-year $5,000,000 revolving credit and letter of credit facility, a ten-year $3,000,000 mortgage loan and a $2,000,000 five-year term loan. Proceeds from the WF Loan were used to repay all of the amounts outstanding under the NFB Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 29, 2008, the Company entered into the WF Loan Agreement described in Item 1.01 above. The WF Loan Agreement provides for the Revolving Credit Facility, the Equipment Term Loan and the Real Estate Term Loan. Interest payable under the WF Loan Agreement is as follows: (1) (a) prime rate plus 1% or (b) LIBOR plus 3.25% for the Revolving Credit, (2) prime rate plus 1% for the Equipment Term Loan, and (3) (a) prime rate plus 1.5% or (b) LIBOR plus 3.5% for the Real Estate Term Loan. The WF Loan is collateralized by substantially all of the assets of the Company. The provisions of the WF Loan Agreement require the Company to maintain certain financial covenants.

The payment of the WF Loan may be accelerated during the occurrence of an Event of Default, as defined in the WF Loan Agreement. Events of Default include, but are not limited to: (1) the Company’s failure to pay principal or interest when due, (2) the Company’s material breach of any representation or warranty, (3) covenant defaults, (4) cross-defaults to other indebtedness, (5) events of bankruptcy, (6) judgment defaults, and (7) a change of control.

On September 30, 2008, the Company drew down approximately $1.7 million under the Revolving Credit Facility, the entire $500,000 principal amount under the Equipment Term Loan, and the entire $2.5 million principal amount under the Real Estate Term Loan to repay all of the Company’s obligations under the NFB Agreement.

The WF Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit and Security Agreement by and between Merrimac Industries, Inc. and Wells Fargo Bank, N.A., acting through its Wells Fargo Business Credit operating division, dated September 29, 2008.*

99.1	Press release dated October 2, 2008 issued by Merrimac Industries, Inc., announcing the completion of financing.

* The schedules to the Credit and Security Agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of such schedules to the Securities and Exchange Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAC INDUSTRIES, INC.

By:	/s/ Robert V. Condon
Name: Robert V. Condon
Title: Vice President, Finance and Chief Financial Officer

Date: October 3, 2008